Sub-Item 77C

DREYFUS MUNICIPAL CASH MANAGEMENT PLUS

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of Dreyfus Municipal Cash Management Plus (the “Fund”) was held on February 12, 2010 at 12:00 pm.  Out of a total of 2,406,740,133.290 shares (“Shares”) entitled to vote at the Meeting, a total of 1,020,413,358.880 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 12, 2010 at 5:00 pm, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           952,657,024.380        64,712,763.840           3,043,570.660

Fund’s policy regarding

borrowing

2. To approve the Fund’s               953,725,176.290        64,028,039.960           2,660,142.630

policy regarding lending

3. To permit investment in             949,580,688.490        67,902,250.300           2,930,420.090

other investment companies

A Special Meeting of Shareholders of Dreyfus Municipal Cash Management Plus (the “Fund”) was held on February 12, 2010 at 5:00 pm.  Out of a total of 2,406,740,133.290 shares (“Shares”) entitled to vote at the Meeting, a total of 1,040,416,813.880 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 14, 2010, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           972,660,479.380        64,712,763.840           3,043,570.660

Fund’s policy regarding

borrowing

2. To approve the Fund’s               973,728,631.290        64,028,039.960           2,660,142.630

policy regarding lending

3. To permit investment in             969,584,143.490        67,902,250.300           2,930,420.090

other investment companies

A Special Meeting of Shareholders of Dreyfus Municipal Cash Management Plus (the “Fund”) was held on February 14, 2010.  Out of a total of 2,406,740,133.290 shares (“Shares”) entitled to vote at the Meeting, a total of 1,044,766,697.600 shares were represented at the Meeting, in person or by proxy.  Since the quorum was not present, the vote required by statute was not obtained for this fund. The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           976,928,811.310        64,794,315.630           3,043,570.660

Fund’s policy regarding

borrowing

2. To approve the Fund’s               977,996,963.220        64,109,591.750           2,660,142.630

policy regarding lending

3. To permit investment in             973,852,475.420        67,983,802.090           2,930,420.090

other investment companies